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                                                                     EXHIBIT 2.1






                                  PURCHASE AGREEMENT



                              Dated as of July 30, 1998



                                       Between



                            UNITED SECURITY SYSTEMS, INC.

                                      AS SELLER


                                         and


                              RESPONSE ACQUISITION CORP.

                                     AS PURCHASER

                                  PURCHASE AGREEMENT

                              Dated as of July 30, 1998

     UNITED SECURITY SYSTEMS, INC., a New Jersey corporation (the "SELLER"), and RESPONSE ACQUISITION CORP., a Delaware corporation (the "PURCHASER"), hereby agree as follows:

     PRELIMINARY STATEMENTS.

     (a) Certain terms which are capitalized and used throughout this Agreement (in addition to those defined above) are defined in Article I of this Agreement.

     (b) The Seller has Receivables that it wishes to sell to the Purchaser, and the Purchaser is prepared to purchase such Receivables on the terms set forth herein.

     NOW, THEREFORE, the parties agree as follows:



                                      ARTICLE I
                                     DEFINITIONS

SECTION 1.01. CERTAIN DEFINED TERMS.   As used in this Agreement, the following
terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "ADVERSE CLAIM" means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement.

          "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person.

          "BUSINESS DAY" means any day on which banks are not authorized or required to close in Cleveland, Ohio.

          "CENTRAL STATION" means a central station monitoring company which the Collection Agent may elect to utilize to provide monitoring services to Obligors which is approved by the Purchaser. Initially, the Central Station shall be Emergency Response Center, Inc. and the Collection Agent.

          "CENTRAL STATION CONTRACT" means the agreement attached hereto as Exhibit C between the Collection Agent and the Central Station.



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          "CENTRAL STATION FEES" means, for any month, the fees due under the
Central Station Contract for such month; PROVIDED, that in no event shall the Central Station Fees charged by the Collection Agent be greater than those charged by any other Central Station hereunder.

          "COLLECTION AGENT" means, at any time, the Person then authorized pursuant to Section 6.01 to service, administer and collect Transferred Receivables.

          "COLLECTION AGENT FEE" has the meaning specified in Section 6.03.

          "COLLECTIONS" means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Receivable, and all funds deemed to have been received by the Seller or any other Person as a Collection pursuant to Section 2.04.

          "CONTRACT" means an agreement between the Seller or its predecessor-in-interest and an Obligor, substantially in the form of one of the written contracts approved by the Purchaser, pursuant to or under which such Obligor shall be obligated to pay for central-station monitoring and other similar services consistent with such Contract and past practice or as otherwise may be approved by the Purchaser from time to time.

          "CREDIT AND COLLECTION POLICY" means written receivables credit and collection policies and practices of the Seller reasonably satisfactory to the Purchaser in effect on the date of this Agreement applicable to the Contracts and the Receivables and delivered by the Seller to the Purchaser within 30 days following the date hereof, as modified in compliance with this Agreement.

          "CREDIT SCORE" means, with respect to an Obligor, the credit score of such Obligor, as determined pursuant to the generic risk scoring system developed by Fair Isaac & Company based upon information regarding such Obligor provided by Equifax Inc.

          "DEBT" means, with respect to any Person, (a) indebtedness of such Person for borrowed money, (b) any obligation of such Person evidenced by a bond, debenture, note or other similar instrument, (c) any obligations of such Person to pay the deferred purchase price of property or services, (d) any obligation of such Person as lessee under a lease which shall have been or should be, in accordance with generally accepted accounting principles, recorded as a capital lease, (e) any obligation of such Person under a direct or indirect guaranty in respect of, and any obligation of such Person (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, any indebtedness or obligations of others of the kinds referred to in clauses (a) through (d) above and (f) any liability of such Person in respect of unfunded vested benefits under a plan covered by Title IV of ERISA.

          "DEFAULTED RECEIVABLE" means a Receivable:

     (a) as to which any payment, or part thereof, remains unpaid for 150 or more days from the original due date for such payment;


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     (b)  as to which the Obligor thereof or any other Person obligated thereon has taken any action, or suffered any event to occur, of the type described in
Section 7.01(g); or

     (c) which, consistent with the Credit and Collection Policy, would be written off as uncollectible.

          "DEFERRED PURCHASE PRICE" means the portion of the Purchase Price of Purchased Receivables purchased on any Purchase Date exceeding the amount of the Purchase Price under Section 2.02 to be paid in cash, which portion, when added to the cumulative amount of all previous Deferred Purchase Prices (after giving effect to any payments made on account thereof), shall not exceed $10,000,000. The obligations of the Purchaser in respect of the Deferred Purchase Price are hereby subordinated to the payment by the Purchaser of all amounts due under the Financing Agreement. The Deferred Purchase Price shall be evidenced by one or more promissory notes in the form of Exhibit B.

          "DELINQUENT RECEIVABLE" means a Receivable that is not a Defaulted Receivable and:

     (a) as to which any payment, or part thereof, remains unpaid for (i) 91 or more days from the original due date for such payment with respect to residential Contracts, (ii) 120 or more days from the original due date for such payment with respect to commercial Contracts or (iii) 150 or more days from the original due date for such payment with respect to Government Contracts or

     (b) which, consistent with the Credit and Collection Policy, would be classified as delinquent by the Seller.

          "DILUTION" means, with respect to any Transferred Receivable, the aggregate amount of any reductions or adjustments in the Outstanding Balance of such Transferred Receivable as a result of any defective or rejected services or any cash discount or other adjustment or setoff.

          "ELIGIBLE RECEIVABLE" means a Receivable:

     (a) the Obligor of which is a United States resident, is not an Affiliate of any of the parties hereto;

     (b)  the Obligor of which is not the Obligor of any Defaulted Receivables;

     (c) which, at the time of the transfer thereof to the Purchaser under this Agreement, is not a Defaulted Receivable or a Delinquent Receivable;

     (d) which, in according to the Contract related thereto, is required to be paid by the Obligor thereof in equal monthly installments and which, upon any termination by the Obligor thereof, must be paid in full;


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     (e)  which is an "account" within the meaning of Section 9-105 of the UCC of the applicable jurisdictions;

     (f) which is denominated and payable only in United States dollars in the United States;

     (g) which arises under a Contract which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable and is not subject to any dispute, offset, counterclaim or defense whatsoever (except the potential discharge in bankruptcy of such Obligor);

     (h) which, together with the Contract related thereto, does not contravene in any material respect any law, rule or regulation applicable thereto (including, without limitation, any law, rule or regulation relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Contract related thereto is in violation of any such law, rule or regulation in any material respect;

     (i) the transfer, sale or assignment of which does not contravene any applicable law, rule or regulation or any agreement to which the Seller is a party or to which the related Contract is subject;

     (j)  the Obligor of which has a Credit Score of not less than 550;

     (k) which arises under a Contract which (i) does not require the Obligor thereunder to consent to the transfer, sale or assignment of the rights and duties of the Seller under such Contract and (ii) does not contain a confidentiality provision that purports to restrict the ability of the Purchaser and its assigns to exercise their rights under this Agreement, including, without limitation, their right to review the Contract; and

     (l) which (i) satisfies all applicable requirements of the Credit and Collection Policy and (ii) complies with such other criteria and requirements (other than those relating to the collectibility of such Receivable) as the Purchaser or its designee may from time to time specify to the Seller upon 30 days' notice.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "EVENT OF TERMINATION" has the meaning specified in Section 7.01.

          "FACILITY TERMINATION DATE" means June 30, 2005.

          "FINANCE AGREEMENT" means that certain Monitoring Receivables Finance Agreement, dated as of the date hereof, among the Purchaser, as seller, McGinn, Smith Capital Holdings Corp., as purchaser, and the Seller, as collection agent, as amended or restated from time to time.


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          "GOVERNMENTAL ENTITY" means the United States of America, any state, any political subdivision of a state and any agency or instrumentality of the United States of America or any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "GOVERNMENT RECEIVABLE" means a Receivable payable by a Governmental Entity.

          "INCIPIENT EVENT OF TERMINATION" means an event that but for notice or lapse of time or both would constitute an Event of Termination.

          "INDEMNIFIED AMOUNTS" has the meaning specified in Section 8.01.

          "INITIAL PURCHASE" means the Purchase occurring on the date hereof.

          "LOCKBOX" means one or more accounts, under the exclusive ownership and control of the Purchaser (or its assigns or designees), maintained for the purpose of receiving Collections. The Lockbox initially shall be Post Office Box ____, ____________, __ _____.

          "MONTHLY REVENUE" means, with respect to any Contract on any Purchase Date, the monthly revenue payable with respect to such Contract.

          "OBLIGOR" means a Person obligated to make payments pursuant to a Contract.

          "OUTSTANDING BALANCE" of any Receivable at any time means the then outstanding principal balance thereof.

          "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "PURCHASE" means a purchase by the Purchaser of Receivables from the Seller pursuant to Article II.

          "PURCHASE DATE" has the meaning specified in Section 2.02(a).

          "PURCHASE PRICE" means, for any Purchase of Receivables, an amount equal to the aggregate Monthly Revenue of each Contract the Receivables under which are the subject of such Purchase multiplied by 37.15 for the Initial Purchase and 37.64 for each Subsequent Purchase.

          "PURCHASED RECEIVABLE" means any Receivable which, pursuant to the procedure described in Section 2.02(c), has been identified as a Purchased Receivable.


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          "PURCHASER ACCOUNT" means Account #8516700 at Mellon Bank, N.A. or such other account under the exclusive control of the Purchaser (or its assigns) as is specified from time to time by the Purchaser.

          "PURCHASER LOAN" means a loan made by the Purchaser, at its option, to the Seller, upon the Seller's request; PROVIDED, that no such loan may be made, and all such loans shall become immediately due and payable, upon the occurrence of any Event of Termination. The Purchaser Loans shall be evidenced by one or more promissory notes in substantially the form of Exhibit A.

          "RECEIVABLE" means the indebtedness of an Obligor under a Contract, and includes any other obligations of such Obligor with respect thereto. Each Purchase of a Contract hereunder shall be deemed to include any and all amounts payable under such Contract, whether or not earned at the time of such Purchase.

          "RECEIVABLES REPORT" means a report, in form and substance reasonably satisfactory to the Purchaser, furnished by the Collection Agent to the Purchaser pursuant to Section 6.02(b).

          "RELATED SECURITY" means, with respect to any Transferred Receivable:

     (a) all of the Seller's interest in any merchandise (including returned merchandise) relating to any sale giving rise to such Receivable and in the Central Station Contract related thereto to the extent that such Central Station Contract relates to such Receivable;

     (b) all security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

     (c) all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise; and

     (d) the Contract and all other books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to such Receivable and the related Obligor.

          "SETTLEMENT DATE" means the first day of each month (or if such day is not a Business Day, the immediately succeeding Business Day).

          "TRANSFERRED CONTRACT" means a Contract the Receivables arising under which are Transferred Receivables.

          "TRANSFERRED RECEIVABLE" means a Purchased Receivable.


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          "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

     SECTION 1.02   OTHER TERMS.   All accounting terms not specifically defined
herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.


                                      ARTICLE II

                            AMOUNTS AND TERMS OF PURCHASES

     SECTION 2.01 FACILITY. On the terms and conditions hereinafter set forth and without recourse to the Seller (except to the extent specifically provided herein),(i) the Seller shall, on the date hereof, sell to the Purchaser the Receivables described on the Receivables Report attached hereto as Schedule I and the Purchaser shall purchase such Receivables and (ii) the Seller may, from time to time hereafter, at its option, sell to the Purchaser such Receivables as may be set forth on a Receivables Report delivered by the Seller to the Purchaser.

     SECTION 2.02   MAKING PURCHASES.

     (a)  INITIAL PURCHASE.   The Seller shall sell the Receivables described on
Schedule I on the date hereof in exchange for payment by the Purchaser of the Purchase Price for such Purchase. The Purchaser shall promptly notify the Seller whether it has determined to make such Purchase.

     (b)  SUBSEQUENT PURCHASES.    Upon notice from the Seller on a Business Day
following the Initial Purchase (each such day, including the date of the initial purchase under Section 2.02(a), a "PURCHASE DATE"), the Seller may sell to the Purchaser and the Purchaser shall purchase from the Seller any Receivables listed on a Receivables Report delivered by the Seller to the Purchaser. On the date of each such Purchase, the Purchaser shall, upon satisfaction of the applicable conditions set forth in Article III, pay the Purchase Price for such Purchase in the manner provided in Section 2.02(c).

     (c)  PAYMENT OF PURCHASE PRICE.    The Purchase Price for the Initial
Purchase shall be paid by a deposit in same day funds to the Seller's account designated by the Seller in the amount of $22,880,000 and the Deferred Purchase Price in the amount of $3,120,000, or an aggregate of $26,000,000. The Purchase Price for each Purchase following the Initial Purchase shall be paid on the Purchase Date therefor, at the discretion of the Seller, by means of (i) a deposit in same day funds to the Seller's account designated by the Seller, (ii) an increase in the Deferred Purchase Price (subject at all times to the limitations contained in the definition thereof) or (iii) a credit against interest and/or principal owed by the Seller with respect to any Purchaser Loan. The allocation of the Purchase Price as among such methods of payment shall be subject in each instance to the sole discretion of the Purchaser.


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     (d)  OWNERSHIP OF RECEIVABLES AND RELATED SECURITY.    On each Purchase
Date (including the date of the Initial Purchase), after giving effect to the Purchase on such date, the Purchaser shall own all Transferred Receivables. The Purchase of any Receivable shall include all Related Security with respect to such Receivable.

     SECTION 2.03   COLLECTIONS.   All Collections on the Transferred
Receivables shall be directed to the Lockbox, except as otherwise directed by the Purchaser. If the Seller believes that Collections which are not Collections of Transferred Receivables have been deposited into an account of the Purchaser, the Seller shall so advise the Purchaser and, on the Business Day following such identification, the Purchaser shall remit, or shall cause to be remitted, all Collections so deposited which are identified, to the Purchaser's satisfaction, to be Collections of Receivables which are not Transferred Receivables to the Seller.

     SECTION 2.04   SETTLEMENT PROCEDURES.

     (a) If on any day the Outstanding Balance of any Purchased Receivable is reduced or adjusted as a result of any defective or rejected services, any cash discount or other adjustment made by the Seller or any set-off or dispute in respect of any claim by the Obligor thereof against the Seller (whether such claim arises out of the same or a related transaction or an unrelated transaction but EXCLUDING adjustments, reductions or cancellations in respect of such Obligor's bankruptcy), the Seller shall be deemed to have received on such day a Collection of such Purchased Receivable in the amount of such reduction or adjustment. The Seller shall remit to the Purchaser Account on or prior to the next Settlement Date all amounts deemed to have been received pursuant to this subsection.

     (b) Upon discovery by the Seller or the Purchaser of a breach of any of the representations and warranties made by the Seller in Section 4.01 with respect to any Transferred Receivable, such party shall give prompt written notice thereof to the other party, as soon as practicable and in any event within three Business Days following the date of such discovery. The Seller shall (to the extent any such breach shall not have been remedied), upon not less than two Business Days' notice from the Purchaser or its assign or designee, repurchase all such Transferred Receivables under such Contract on the next succeeding Settlement Date for a repurchase price equal to the Purchase Price of such Transferred Receivable. Each repurchase of a Transferred Receivable shall include the Related Security with respect to such Transferred Receivable. The proceeds of any such repurchase shall be deemed to be a Collection in respect of such Transferred Receivable. The Seller shall remit to the Purchaser Account on or prior to the next Settlement Date the repurchase price required to be paid pursuant to this subsection.

     (c) Except as stated in subsection (a) or (b) of this Section 2.04 or as otherwise required by law or the underlying Contract, all Collections of any Transferred Receivable shall be applied to the Receivables of each Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates its payment for application to specific Receivables.


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     SECTION 2.05   PAYMENTS AND COMPUTATIONS, ETC.    All amounts to be paid or
deposited by the Seller or the Collection Agent hereunder shall be paid or deposited no later than 2:00 P.M. (Cleveland time) on the day when due in same day funds to the Purchaser Account.


                                     ARTICLE III

                               CONDITIONS OF PURCHASES

     SECTION 3.01   CONDITIONS PRECEDENT TO INITIAL PURCHASE.    The Initial
Purchase of Receivables from the Seller hereunder is subject to the conditions precedent that the Purchaser shall have received on or before the date of such Purchase the following, each (unless otherwise indicated) dated such date, in form and substance reasonably satisfactory to the Purchaser:

     (a) Certified copies of the resolutions of the Board of Directors of the Seller approving this Agreement and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement.

     (b) A certificate of the Secretary or Assistant Secretary of the Seller certifying the names and true signatures of the officers of the Seller authorized to sign this Agreement and the other documents to be delivered by it hereunder.

     (c) Acknowledgment copies or time-stamped receipt copies of proper financing statements, duly filed on or before the date of the initial Purchase, naming the Seller as the seller/debtor and the Purchaser as the purchaser/secured party, or other similar instruments or documents, as the Purchaser may deem necessary or desirable under the UCC of all appropriate jurisdictions or other applicable law to perfect the Purchaser's ownership of and security interest in the Transferred Receivables and Related Security and Collections with respect thereto or such other evidence as is reasonably satisfactory to the Purchaser.

     (d) Acknowledgment copies or time-stamped receipt copies of proper financing statements, if any, necessary to release all security interests and other rights of any Person in the Transferred Receivables, Contracts or Related Security previously granted by the Seller or such other evidence as is reasonably satisfactory to the Purchaser.

     (e) Completed requests for information, dated on or before the date of such initial Purchase, listing the financing statements referred to in subsection (c) above and all other effective financing statements filed in the jurisdictions referred to in subsection (c) above that name the Seller as debtor, together with copies of such other financing statements (none of which shall cover any Transferred Receivables, Contracts or Related Security).

     SECTION 3.02 CONDITIONS PRECEDENT TO ALL PURCHASES. Each Purchase (including the initial Purchase) hereunder shall be subject to the further conditions precedent that:


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     (a)  on or prior to the date of such Purchase, the Seller shall have delivered to the Purchaser a written report identifying, among other things, the Receivables (including the underlying Contracts) to be included in such Purchase and the then outstanding Purchased Receivables and the aged balance thereof, in each case correlated to Purchases;

     (b) on or prior to the date of such Purchase, the Collection Agent shall have delivered to the Purchaser, in form and substance reasonably satisfactory to the Purchaser, a completed Receivables Report for the most recently ended reporting period for which information is required pursuant to Section 6.02(b) and containing such additional information as may reasonably be requested by the Purchaser;

     (c) the Seller shall have marked its master data processing records and, at the request of the Purchaser, each Contract giving rise to Purchased Receivables and all other relevant records evidencing the Receivables which are the subject of such Purchase with a legend, acceptable to the Purchaser, stating that such Receivables, the Related Security and Collections with respect thereto, have been sold in accordance with this Agreement; and

     (d) on the date of such Purchase the following statements shall be true (and the Seller, by accepting the amount of such Purchase, shall be deemed to have certified that):

          a. the representations and warranties contained in Section 4.01 are correct in all material respects on and as of the date of such Purchase as though made on and as of such date,

          b. no event has occurred and is continuing, or would result from such Purchase, that constitutes an Event of Termination or would constitute an Incipient Event of Termination and

          c. the Purchaser shall not have delivered to the Seller a notice that the Purchaser shall not make any further Purchases hereunder; and

     (e) the Purchaser shall have received such other approvals, opinions or documents as the Purchaser may reasonably request.


                                      ARTICLE IV

                            REPRESENTATIONS AND WARRANTIES

     SECTION 4.01   REPRESENTATIONS AND WARRANTIES OF THE SELLER.     The Seller
represents and warrants as follows:


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     (a)  The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Jersey, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified except where the failure to be so qualified would not have a material adverse effect on the collectibility of the Transferred Receivables or on the Seller.

     (b) The execution, delivery and performance by the Seller of this Agreement and the other documents to be delivered by it hereunder, including the Seller's sale of Receivables hereunder and the Seller's use of the proceeds of Purchases, (i) are within the Seller's corporate powers, (ii) have been duly authorized by all necessary corporate action on the part of the Seller, (iii) do not contravene (A) the Seller's charter or by-laws, (B) any law, rule or regulation applicable to the Seller, (C) any contractual restriction binding on or affecting the Seller or its property or (D) any order, writ, judgment, award, injunction or decree binding on or affecting the Seller or its property and (iv) do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties (except for the transfer of the Seller's interest in the Transferred Receivables pursuant to this Agreement). This Agreement has been duly executed and delivered by the Seller.

     (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of this Agreement or any other document to be delivered thereunder.

     (d) This Agreement constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms subject to bankruptcy, insolvency or other similar laws affecting creditors' rights generally and to general principles of equity (whether considered in a proceeding in equity or at law).

     (e) Each sale made pursuant to this Agreement will constitute a valid sale, transfer and assignment of Transferred Receivables to Purchaser, enforceable against creditors of, and purchasers from, the Seller. The Seller shall have no remaining property interest in any Transferred Receivable.

     (f) There is no pending or, to the knowledge of the Seller, threatened action or proceeding affecting the Seller before any court, governmental agency or arbitrator which may materially adversely affect the financial condition or operations of the Seller or the ability of the Seller to perform its obligations under this Agreement, or which purports to affect the legality, validity or enforceability of this Agreement.

     (g) No proceeds of any Purchase will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

     (h) No transaction contemplated hereby requires compliance with any bulk sales act or similar law.


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     (i)  Each Receivable purported to be sold by the Seller hereunder is an
Eligible Receivable, and each Transferred Receivable, together with the Related Security, is owned (prior to its sale hereunder) by the Seller free and clear of any Adverse Claim (other than any Adverse Claim arising solely as the result of any action taken by the Purchaser). When the Purchaser makes a Purchase of Receivables, it shall acquire valid and perfected first priority ownership of each Transferred Receivable and the Related Security and Collections with respect thereto, free and clear of any Adverse Claim (other than any Adverse Claim arising solely as the result of any action taken by the Purchaser), and no effective financing statement or other instrument similar in effect covering any Transferred Receivable, any interest therein, the Related Security or Collections with respect thereto is on file in any recording office except such as may be filed in favor of the Purchaser in accordance with this Agreement or in connection with any Adverse Claim arising solely as the result of any action taken by the Purchaser.

     (j) Each Receivable Report (if prepared by the Seller, or to the extent that information contained therein is supplied by the Seller), exhibit, financial statement or report furnished or to be furnished at any time by the Seller to the Purchaser in connection with this Agreement is or will be accurate in all material respects as of its date or as of the date so furnished, and no such document contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

     (k) The principal place of business and chief executive office of the Seller and the office where the Seller keeps its records concerning the Transferred Receivables are located at the address referred to in Section 5.01(b).

     (l) The Seller is not known by and does not use any tradename or doing-business-as name other than Triple A Protection and Rampart Security Systems.

     (m) With respect to any program used by the Seller in the servicing of the Receivables, no sublicensing agreement is necessary in connection with the designation of a new Collection Agent pursuant to Section 6.01(b) so that such new Collection Agent shall have the benefit of such programs.

     (n) The transfers of Transferred Receivables by the Seller to the Purchaser pursuant to this Agreement, and all other transactions between the Seller and the Purchaser, have been and will be made in good faith and without intent to hinder, delay or defraud creditors of the Seller.

     (o) (i) The fair value of the property of the Seller is greater than the total amount of liabilities, including contingent liabilities, of the Seller,
(ii) the present fair salable value of the assets of the Seller is not less than the amount that will be required to pay all probable liabilities of the Seller on its debts as they become absolute and matured, (iii) the Seller does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay such debts and liabilities as they mature and (iv) the Seller is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which its property would constitute unreasonably small capital.

     (p) (i) Each Transferred Contract (A) arose in connection with a bona fide final sale and delivery of a security alarm system and/or related service in the ordinary course of business; (B) is for a liquidated amount as stated in such Contract; (C) is not subject to any defense, deduction, offset or counterclaim; (D) constitutes the valid, legal and binding obligations of the Originator or its predecessor-in-interest, enforceable in accordance with its terms; (E) complies with all federal, state and local laws, rules and regulations and (F) as of the date of its inclusion in a Receivable Report hereunder, the Receivables thereunder are Eligible Receivables.

          (ii) With respect to each Transferred Contract, (A) the Obligor thereon has acknowledged that the security system dealer originally a party thereto has completed all necessary work contracted for and has received a notice of his rights of rescission under federal and state law with respect thereto, (B) the Obligor has not exercised any such rescission rights within five business days after the time such notice of rescission rights was signed by such Obligor, (C) the Obligor thereon is obligated and liable for payment of the amounts stated in such Contract, and has no known reason to exercise any right of rejection, return, offset, defense, counterclaim, discount or deduction.

          (iii) Each Transferred Contract contains valid mandatory deferred payment obligations for the mandatory monitoring of the security system purchased, leased or owned by the Obligor, legally enforceable in accordance with its terms, representing actual and bona fide agreements to perform and accept residential monitoring services.

          (iv) No payment under any Transferred Contract is, as of the relevant Closing Date, delinquent, in default or subject to any dispute. All statements made in any Financed Contract, including names and addresses, locations and descriptions of property or services, down-payments and unpaid balances, are in all respects true, complete and accurate. All signatures and endorsements that appear on each Transferred Contract, or any agreement or instrument relating thereto, are genuine and all signatories and endorsers, if any, have full legal capacity to contract.

          (v) All of the Seller's obligations to the Obligor on any Transferred Contract, with the exception of future monitoring services and maintenance or service obligations, have been completed and fulfilled in their entirety. No Obligor on any Transferred Contract has been induced to enter into such Contract by fraud or misrepresentation as to price, quality of products or services.

                                      ARTICLE V

                                      COVENANTS

     SECTION 5.01 COVENANTS OF THE SELLER. From the date hereof until the first day following the Facility Termination Date on which all of the Transferred Receivables are either collected in full or become Defaulted
Receivables:

     (a)  COMPLIANCE WITH LAWS, ETC.    The Seller will comply in all material
respects with all applicable laws, rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges except to the extent that the failure so to comply with any such law, rule or regulation or the failure so to preserve and maintain such existence, rights, franchises, qualifications, and privileges would not materially adversely affect the collectibility of the Transferred Receivables or the ability of the Seller to perform its obligations under this Agreement.

     (b) OFFICES, RECORDS AND BOOKS OF ACCOUNT. The Seller will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Transferred Receivables at the address of the Seller set forth under its name on the signature page to this Agreement or, upon 30 days' prior written notice to the Purchaser, at any other locations in jurisdictions where all actions required by Section 5.01(j) shall have been taken and completed. The Seller also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Transferred Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Transferred Receivables (including, without limitation, records adequate to permit the daily identification of each new Transferred Receivable and all Collections of and adjustments to each existing Transferred Receivable). The Seller shall make a notation in its books and records, including its computer files, to indicate which Receivables have been sold to the Purchaser hereunder.

     (c) PERFORMANCE AND COMPLIANCE WITH CONTRACTS AND CREDIT AND COLLECTION POLICY. The Seller will, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Transferred Contracts, and timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Transferred Receivable and the related Contract.

     (d) SALES, LIENS, ETC. Except for the sales of Receivables contemplated herein, the Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Transferred Receivable, Related Security, related Contract or Collections, or upon or with respect to any account to which any Collections of any Transferred Receivable are sent, or assign any right to receive income in respect thereof.

     (e)  EXTENSION OR AMENDMENT OF TRANSFERRED RECEIVABLES.   Except as
provided in Section 6.02(c), the Seller will not extend, amend or otherwise modify the terms of any Transferred Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

     (f) CHANGE IN BUSINESS OR CREDIT AND COLLECTION POLICY. The Seller will not make any change in the character of its business or in the Credit and Collection Policy that would, in either case, materially adversely affect the collectibility of the Transferred Receivables or the ability of the Seller to perform its obligations under this Agreement.

     (g) AUDITS. The Seller will, from time to time during regular business hours as requested by the Purchaser or its assigns, permit the Purchaser, or its agents, representatives or assigns, (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Seller relating to Transferred Receivables and the Related Security, including, without limitation, the related Contracts and (ii) to visit the offices and properties of the Seller for the purpose of examining such materials described in clause
(i) above and to discuss matters relating to Transferred Receivables and the Related Security or the Seller's performance hereunder or under the Contracts with any of the officers or employees of the Seller having knowledge of such matters; PROVIDED, that except during the continuance of an Event of Termination, the Purchaser shall not be entitled to exercise the rights set forth in clause (ii) more than once during any 12-month period.

     (h) CHANGE IN PAYMENT INSTRUCTIONS TO OBLIGORS. The Seller will not terminate the Lockbox or make any change in its instructions to Obligors regarding payments to be made to the Lockbox.

     (i)  DEPOSITS TO LOCKBOX.     Except as otherwise specified by the
Purchaser, the Seller will deposit, or cause to be deposited, all Collections of Transferred Receivables into the Lockbox, and the Seller will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Lockbox or the Purchaser Account cash or cash proceeds other than Collections of Transferred Receivables.

     (j)  FURTHER ASSURANCES.

          (i). The Seller will from time to time, at its expense, promptly execute and deliver all further instruments and documents, and take all further actions, that may be reasonably necessary or desirable, or that the Purchaser or its assignee may reasonably request, to perfect, protect or more fully evidence the sale of Receivables under this Agreement or to enable the Purchaser or its assignee to exercise and enforce its respective rights and remedies under this Agreement. Without limiting the foregoing, the Seller will, upon the request of the Purchaser or its assign,
     (A) execute and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be reasonably necessary or desirable to perfect, protect or evidence such Transferred Receivables and (B) deliver to the Purchaser or its assign the original of each Contract relating to the Transferred Receivables and (on each Settlement Date) copies of all records relating to such

     Contracts and the Transferred Receivables, whether in hard copy or in magnetic tape or diskette format (which if in magnetic tape or diskette format shall be compatible with the Purchaser's computer equipment).

         (ii). The Seller authorizes the Purchaser or its assign to file financing or continuation statements, and amendments thereto and assignments thereof, relating to the Transferred Receivables and the Related Security, the related Contracts and the Collections with respect thereto without the signature of the Seller where permitted by law. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.

        (iii). The Seller shall provide for (i) the monitoring of the alarm system of each Obligor under each Transferred Contract and (ii) the servicing, repair, warranty service or replacement, and service calls required by each Transferred Contract.

     (k) REPORTING REQUIREMENTS. The Seller will provide to the Purchaser the following:

          (i). as soon as available and in any event within 45 days after the end of the first three quarters of each fiscal year of the Seller, balance sheets of the Seller as of the end of such quarter and statements of income and retained earnings of the Seller for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of the Seller;

         (ii). as soon as available and in any event within 105 days after the end of each fiscal year of the Seller, financial statements for such year audited by its independent public accountants;

        (iii). as soon as possible and in any event within five days after the occurrence of any Event of Termination or Incipient Event of Termination, a statement of the chief financial officer of the Seller setting forth details of such Event of Termination or Incipient Event of Termination and the action that the Seller has taken and proposes to take with respect thereto;

         (iv). promptly after the filing or receipt thereof, copies of all reports and notices that the Seller or any Affiliate files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Seller or any Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Seller or any Affiliate is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition which could, in the aggregate, result in the imposition of liability on the Seller and/or any such Affiliate;

        (v). at least ten Business Days prior to any change in the Seller's name, a notice setting forth the new name and the effective date thereof;

       (vi). concurrently with the delivery of each Receivables Report by the Collection Agent, a statement as to whether or not all of the Receivables under all Contracts arising during the immediately preceding month have been transferred by the Seller to the Purchaser and, if less than all of such Receivables have been transferred, a summary of those Receivables not transferred; and

      (vii). such other information respecting the Transferred Receivables or the condition or operations, financial or otherwise, of the Seller as the Purchaser may from time to time reasonably request.

     (1) SEPARATE CONDUCT OF BUSINESS. The Seller will: (i) maintain separate corporate records and books of account from those of the Purchaser; (ii) conduct its business from an office separate from that of the Purchaser; (iii) ensure that all oral and written communications, including, without limitation, letters, invoices, purchase orders, contracts, statements and applications, will be made solely in its own name; (iv) have stationery and other business forms and a mailing address and a telephone number separate from those of the Purchaser; (v) not hold itself out as having agreed to pay, or as being liable for, the obligations of the Purchaser; (vi) not engage in any transaction with the Purchaser except as contemplated by this Agreement or as permitted by the Finance Agreement; (vii) continuously maintain as official records the resolutions, agreements and other instruments underlying the transactions contemplated by this Agreement; and (viii) disclose on its annual financial statements (A) the effects of the transactions contemplated by this Agreement in accordance with generally accepted accounting principles and (B) that the assets of the Purchaser are not available to pay the creditors of the Seller.

     SECTION 5.02   COVENANT OF THE SELLER AND THE PURCHASER.    The Seller and
the Purchaser have structured this Agreement with the intention that each Purchase of Receivables hereunder be treated as a sale of such Receivables by the Seller to the Purchaser for all purposes. The Seller and the Purchaser shall record each Purchase as a sale or purchase, as the case may be, on its books and records, and reflect each Purchase in its financial statements and tax returns as a sale or purchase, as the case may be. If, contrary to the mutual intent of the Seller and the Purchaser, any Purchase of Receivables hereunder is not characterized as a sale, the Seller shall, effective as of the date hereof, be deemed to have granted (and the Seller hereby does grant) to the Purchaser a first priority security interest in and to any and all Receivables and the proceeds thereof and all of the Seller's rights in any computer software, disks and the like necessary or desirable for collection of the Contracts, all to secure the repayment of all amounts advanced to the Seller hereunder with accrued interest thereon, and this Agreement shall be deemed to be a security agreement.

                                      ARTICLE VI

                            ADMINISTRATION AND COLLECTION

     SECTION 6.01   DESIGNATION OF THE COLLECTION AGENT.    The servicing,
administration and collection of the Transferred Receivables shall be conducted by such Person (the "COLLECTION AGENT") so designated hereunder from time to time. The Seller is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. The Purchaser or its designee or assign at any time following the occurrence and during the continuance of an Event of Termination may designate as Collection Agent any other Person (including itself) to succeed the Seller or any successor Collection Agent, if such Person shall consent and agree to the terms hereof. Upon the Seller's receipt of such notice, the Seller agrees that it will terminate its activities as Collection Agent hereunder in a manner which the Purchaser (or its assign) believes will facilitate the transition of the performance of such activities to the new Collection Agent, and the Seller shall use its best efforts to assist the Purchaser (or its assign) to take over the servicing, administration and collection of the Transferred Receivables, including, without limitation, providing access to and copies of all computer tapes or disks and other documents or instruments that evidence or relate to Transferred Receivables maintained in its capacity as Collection Agent and access to all employees and officers of the Seller responsible with respect thereto. The Purchaser at any time after giving such notice may designate as Collection Agent any Person (including itself) to succeed the Seller or any successor Collection Agent, if such Person shall consent and agree to the terms hereof. The Collection Agent may, with the prior consent of the Purchaser, subcontract with any other Person for the servicing, administration or collection of Transferred Receivables. Any such subcontract shall not affect the Collection Agent's liability for performance of its duties and obligations pursuant to the terms hereof.

     SECTION 6.02   DUTIES OF THE COLLECTION AGENT.

     (a) The Collection Agent shall take or cause to be taken all such actions as may be necessary or advisable to collect each Transferred Receivable from time to time, all in accordance with applicable Requirements of Law, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. The Purchaser hereby appoints the Collection Agent, from time to time designated pursuant to Section 6.01, as agent to enforce its ownership and other rights in the Transferred Receivables, the Related Security and the Collections with respect thereto. In performing its duties as Collection Agent, the Collection Agent shall exercise the same care and apply the same policies as it would exercise and apply if it owned the Transferred Receivables and shall act in the best interests of the Purchaser and its assignees.

     (b) Prior to the tenth Business Day of each month, the Collection Agent shall prepare and forward to the Purchaser (i) a Seller Report relating to all then outstanding Transferred Receivables and the Related Security and Collections with respect thereto, in each case, as of the close of business on the last day of the immediately preceding month and (ii) a listing by Obligor of all Transferred Receivables correlating Transferred Receivables and Purchases, together with an aging report of such Transferred Receivables.

     (c) If no Event of Termination or Incipient Event of Termination shall have occurred and be continuing, the Seller, while it is the Collection Agent, may, in accordance with the Credit and Collection Policy, extend the maturity or adjust the Outstanding Balance of any Transferred Receivable as the Seller deems appropriate to maximize Collections thereof.

     (d) The Seller shall deliver to the Collection Agent, and the Collection Agent shall hold in trust for the Seller and the Purchaser in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) which evidence or relate to Transferred Receivables other than those required to be transferred to and held by another party pursuant to the Financing Agreement.

     (e) The Collection Agent shall, as soon as practicable following receipt, return to the Seller any cash collections or other cash proceeds received with respect to Receivables not constituting Transferred Receivables, less, in the event the Seller is not the Collection Agent, all reasonable and appropriate out-of-pocket costs and expenses of the Collection Agent of servicing, collecting and administering the Receivables to the extent not covered by the Collection Agent Fee received by it.

     (f) The Collection Agent also shall perform the other obligations of the Collection Agent set forth in this Agreement with respect to the Transferred Receivables.

     (g) In addition to its other duties specified herein, the Collection Agent shall, until its duties hereunder are terminated by the Purchaser, contract for the performance of all monitoring services required under each Contract as if such Contract had not been sold by the Purchaser hereunder.

     SECTION 6.03   COLLECTION AGENT FEE.    The Purchaser shall pay to the
Collection Agent, so long as it is acting as the Collection Agent hereunder, a periodic collection fee (the "COLLECTION AGENT FEE") of $5.00 per month for each Contract that is a Transferred Contract for such month (other than any Contract related to a Transferred Receivable that is a Defaulted Receivable), payable on each Settlement Date or such other day during each calendar month as the Purchaser and the Collection Agent shall agree. The payment of the Collection Agent Fee shall be made to the extent and in the manner provided in the Financing Agreement.

     SECTION 6.04   CERTAIN RIGHTS OF THE PURCHASER.

     (a) The Purchaser may, at any time, give notice of ownership and/or direct the Obligors of Transferred Receivables and any Person obligated on any Related Security, or any of them, that payment of all amounts payable under any Transferred Receivable shall be made directly to the Purchaser or its designee. The Seller hereby transfers to the Purchaser (and its assigns) the exclusive ownership and control of the Lockbox.

     (b) The Seller shall, at any time upon the Purchaser's request and at the Seller's expense, give notice of its ownership of the Transferred Receivables to each Obligor thereof and direct that payments of all amounts payable under such Transferred Receivables be made directly to the Purchaser or its designee.

     (c) At the Purchaser's request and at the Seller's expense, the Seller and the Collection Agent shall (i) assemble all documents, instruments and other records (including, without limitation, computer tapes and disks) that evidence or relate to the Transferred Receivables and the related Contracts and Related Security, or that are otherwise necessary or desirable to collect the Transferred Receivables, and shall make the same available to the Purchaser at a place selected by the Purchaser or its designee and (ii) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Transferred Receivables in a manner acceptable to the Purchaser and, promptly upon receipt, remit all such cash, checks and instruments, duly indorsed or with duly executed instruments of transfer, to the Lockbox. The Purchaser shall also have the right to make copies of all such documents, instruments and other records at any time.

     (d) The Seller authorizes the Purchaser to take any and all steps in the Seller's name and on behalf of the Seller that are reasonably necessary or desirable, in the determination of the Purchaser, to collect amounts due under the Transferred Receivables, including, without limitation, endorsing the Seller's name on checks and other instruments representing Collections of Transferred Receivables and enforcing the Transferred Receivables and the Related Security and related Contracts.

     SECTION 6.05   RIGHTS AND REMEDIES.

     (a) If the Seller or the Collection Agent fails to perform any of its obligations under this Agreement, the Purchaser may (but shall not be required to), if such failure continues more than five Business Days following receipt of written notice from the Purchaser, itself perform, or cause performance of, such obligation, and, if the Seller (as Collection Agent or otherwise) fails to so perform, the costs and expenses of the Purchaser incurred in connection therewith shall be payable by the Seller as provided in Section 8.01 or Section
9.04 as applicable.

     (b) The Seller shall perform all of its obligations under the Contracts related to the Transferred Receivables to the same extent as if the Seller had not sold Receivables hereunder and the exercise by the Purchaser of its rights hereunder shall not relieve the Seller from such obligations or its obligations with respect to the Transferred Receivables. The Purchaser shall not have any obligation or liability with respect to any Transferred Receivables or related Contracts, nor shall the Purchaser be obligated to perform any of the obligations of the Seller thereunder.

     (c) The Seller shall cooperate with the Collection Agent in collecting amounts due from Obligors in respect of the Transferred Receivables.

     (d) The Seller hereby grants to the Collection Agent an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of the Seller all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by the Seller or transmitted or received by Purchaser (whether or not from the Seller) in connection with any Transferred Receivable.

     SECTION 6.06   TRANSFER OF RECORDS TO PURCHASER.       Each Purchase of
Receivables hereunder shall include the transfer to the Purchaser of all of the Seller's right and title to and interest in the records relating to such Receivables and shall include an irrevocable non-exclusive license to the use of the Seller's computer software system to access and create such records. Such license shall be without royalty or payment of any kind, is coupled with an interest, and shall be irrevocable until all of the Transferred Receivables are either collected in full or become Defaulted Receivables. The Seller shall take such action requested by the Purchaser, from time to time hereafter, that may be necessary or appropriate to ensure that the Purchaser has an enforceable ownership interest in the records relating to the Transferred Receivables and rights (whether by ownership, license or sublicense) to the use of the Seller's computer software system to access and create such records. In recognition of the Seller's need to have access to the records transferred to the Purchaser hereunder, the Purchaser hereby grants to the Seller an irrevocable license to access such records in connection with any activity arising in the ordinary course of the Seller's business or in performance of its duties as Collection Agent, PROVIDED that (i) the Seller shall not disrupt or otherwise interfere with the Purchaser's use of and access to such records during such license period and (ii) the Seller consents to the assignment and delivery of the records (including any information contained therein relating to the Seller or its operations) to any assignees or transferees of the Purchaser provided they agree to hold such records confidential.


                                     ARTICLE VII

                                EVENTS OF TERMINATION

     SECTION 7.01   EVENTS OF TERMINATION.   If any of the following events
(each, an "EVENT OF TERMINATION") shall occur and be continuing:

     (a) the Collection Agent (if the Seller or any of its Affiliates) shall fail (i) to perform or observe any term, covenant or agreement under this Agreement (other than as referred to in clause (ii) of this subsection (a) or subsection (d) below) and such failure shall remain unremedied for the greater of ten Business Days after actual knowledge thereof by a responsible officer of the Collection Agent and five Business Days after written notice by the Purchaser or its assign or (ii) to make when due any payment or deposit to be made by it under this Agreement three Business Days after the same is due; or

     (b) the Seller shall fail to make any payment required hereunder three Business Days after the same is due; or

     (c) any representation or warranty made or deemed made by the Seller in this Agreement or any information or report delivered by the Seller pursuant to this Agreement shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered and, if, in the reasonable determination of the Purchaser or its assign, such failure can be corrected within 15 days, either the Seller is not making its best efforts to remedy the same or such failure shall continue unremedied for 20 days after the earlier of actual knowledge by a responsible officer of the Purchaser and written notice thereof by the Purchaser or its assign; or

     (d) the Seller shall fail to perform or observe any of the following provisions of this Agreement: the first sentence of Section 5.01(b); Section 5.01(d); Section 5.01(h); Section 5.01(k)(iii)-(v); Section 5.01(l); or Section 6.02(b); or

     (e) the Seller shall fail to pay any principal of or premium or interest on any of its Debt which is outstanding in a principal amount of at least $250,000 when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

     (f) any Purchase of Receivables, the Related Security and the Collections with respect thereto hereunder shall for any reason cease to constitute valid and perfected ownership of such Receivables, Related Security and Collections free and clear of any Adverse Claim; or

     (g) the Seller shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Seller shall take any corporate action to authorize any of the actions set forth above in this subsection (g); or

     (h)  an Event of Default shall have occurred under the Finance Agreement;
or

     (i) there shall have occurred any material adverse change in the financial condition or operations of the Seller since the date hereof; or there shall have occurred any event which may materially adversely affect the collectibility of the Transferred Receivables or the ability of the Seller to collect Transferred Receivables or otherwise perform its obligations under this Agreement;

then, and in any such event, the Purchaser may, by notice to the Seller, take either or both of the following actions: (x) declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred) and (y) without limiting any right under this Agreement to replace the Collection Agent, designate another Person to succeed the Seller as Collection Agent; PROVIDED, that, automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (g) of this Section 7.01, the Facility Termination Date shall occur, the Seller (if it is then serving as the Collection Agent) shall cease to be the Collection Agent, and the Purchaser (or its assigns or designees) shall become the Collection Agent. Upon any such declaration or designation or upon such automatic termination, the Purchaser shall have, in addition to the rights and remedies under this Agreement, all other rights and remedies with respect to the Receivables provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.


                                    ARTICLE VIII

                                  INDEMNIFICATION

     SECTION 8.01   INDEMNITIES BY THE SELLER.    Without limiting any other
rights which the Purchaser may have hereunder or under applicable law, the Seller hereby agrees to indemnify the Purchaser and its assigns and transferees (each, an "INDEMNIFIED PARTY") from and against any and all damages, claims, losses, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS"), awarded against or incurred by any Indemnified Party arising out of or as a result of:

     (a) the inclusion, or purported inclusion, in any Purchase of any Receivable that is not an Eligible Receivable on the date of such Purchase, or the characterization in any Receivables Report or other statement made by the Seller of any Transferred Receivable as an Eligible Receivable which is not an Eligible Receivable as of the date of such Receivables Report or statement;

     (b) any failure by the Purchaser to obtain full payment with respect to any Government Receivable 180 days after the same becomes payable or any failure by the Purchaser to obtain a perfected ownership interest in any Government Receivable;

     (c) any representation or warranty made or deemed made by the Seller under this Agreement, which shall have been incorrect in any material respect when made;

     (d) the failure by the Seller to comply with any applicable law, rule or regulation with respect to any Transferred Receivable or the related Contract; or the failure of any Transferred Receivable or the related Contract to conform to any such applicable law, rule or regulation;

     (e) the failure to vest in the Purchaser absolute ownership of the Receivables that are, or that purport to be, the subject of a Purchase under this Agreement and the Related Security and Collections in respect thereof, free and clear of any Adverse Claim;

     (f) the failure of the Seller to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable law with respect to any Receivable that is, or that purports to be, the subject of a Purchase under this Agreement and the Related Security and Collections in respect thereof, whether at the time of any Purchase or at any subsequent time;

     (g) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable that is, or that purports to be, the subject of a Purchase under this Agreement (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Seller acting as Collection Agent) except to the extent that such dispute, claim, offset or defense results solely from actions or failures to act of the Purchaser or its assigns;

     (h) any failure of the Seller, as Collection Agent or otherwise, to perform its duties or obligations in accordance with the provisions hereof or to perform its duties or obligations under any Contract related to a Transferred Receivable;

     (i) any products liability or other claim arising out of or in connection with services which are the subject of any Contract;

     (j) the commingling of Collections of Transferred Receivables by the Seller or a designee of the Seller, as Collection Agent or otherwise, at any time with other funds of the Seller or an Affiliate of the Seller;

     (k) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of Purchases or the ownership of Receivables, the Related Security or Collections with respect thereto or in respect of any Receivable, Related Security or Contract, except to the extent any such investigation, litigation or proceeding relates to a possible matter involving an Indemnified Party for which neither the Seller nor any of its Affiliates is at fault;

     (l)  any failure of the Seller to comply with its covenants contained in
Section 5.01;

     (m) any Collection Agent Fees or other costs and expenses payable to any replacement Collection Agent, to the extent in excess of the Collection Agent Fees payable to the Seller hereunder;

     (n) any claim brought by any Person other than an Indemnified Party arising from any activity by the Seller or any Affiliate of the Seller in servicing, administering or collecting any Transferred Receivable; or

     (o)  any Dilution with respect to any Transferred Receivable.

It is expressly agreed and understood by the parties hereto (i) that the foregoing indemnification is not intended to, and shall not, constitute a guarantee of the collectibility or payment of the Transferred Receivables and
(ii) that nothing in this Section 8.01 shall require the Seller to indemnify any Person (A) for Receivables which are not collected, not paid or uncollectible on account of the insolvency, bankruptcy, or financial inability to pay of the applicable Obligor, (B) for damages, losses, claims or liabilities or related costs or expenses resulting from such Person's gross negligence or willful misconduct or (C) for any income taxes or franchise taxes incurred by such Person arising out of or as a result of this Agreement or in respect of any Transferred Receivable or any Contract.


                                     ARTICLE IX

                                   MISCELLANEOUS

     SECTION 9.01   AMENDMENTS, ETC.    No amendment or waiver of any provision
of this Agreement or consent to any departure by the Seller therefrom shall be effective unless in a writing signed by the Purchaser and, in the case of any amendment, also signed by the Seller, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Purchaser to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

     SECTION 9.02 NOTICES, ETC. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and be faxed or delivered, to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.

     SECTION 9.03   BINDING EFFECT; ASSIGNABILITY.

     (a) This Agreement shall be binding upon and inure to the benefit of the Seller, the Purchaser and their respective successors and assigns; PROVIDED, HOWEVER, that the Seller may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Purchaser. In connection with any sale or assignment by the Purchaser of all or a portion of the Transferred Receivables, the buyer or assignee, as the case may be, shall, to the extent of its purchase or assignment, have all rights of the Purchaser under this Agreement (as if such buyer or assignee, as the case may be, were the Purchaser hereunder) except to the extent specifically provided in the agreement between the Purchaser and such buyer or assignee, as the case may be.

     (b) This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Facility Termination Date, when all of the Transferred Receivables are either collected in full or become Defaulted Receivables; PROVIDED, HOWEVER, that rights and remedies with respect to any breach of any representation and warranty made by the Seller pursuant to Article IV and the provisions of Article VIII and Sections 9.04, 9.05 and 9.06 shall be continuing and shall survive any termination of this Agreement.

     SECTION 9.04   COSTS, EXPENSES AND TAXES.    In addition to the rights of
indemnification granted to the Purchaser pursuant to Article VIII, the Seller agrees to pay on demand all reasonable costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement of this Agreement and the other documents to be delivered hereunder EXCLUDING, HOWEVER, any costs of enforcement or collection of Transferred Receivables.

     SECTION 9.05   NO PROCEEDINGS.     The Seller hereby agrees that it will
not institute against the Purchaser any proceeding of the type referred to in
Section 7.01(g) so long as there shall not have elapsed one year plus one day since the later of (a) the Facility Termination Date and (b) the date on which all of the Transferred Receivables are either collected in full or become Defaulted Receivables.

     SECTION 9.06   CONFIDENTIALITY.    Unless otherwise required by applicable
law or the rules of any exchange on which the shares of Response USA, Inc. are listed, each party hereto agrees to maintain the confidentiality of this Agreement in communications with third parties and otherwise; PROVIDED that this Agreement may be disclosed to (a) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the other party hereto and (b) such party's legal counsel and auditors and the Purchaser's assignees, if they agree in each case to hold it confidential.

     SECTION 9.07 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to the conflict of laws principles thereof), except to the extent that the perfection of the Purchaser's ownership of or security interest in the receivables or remedies hereunder, in respect thereof, are governed by the laws of a jurisdiction other than the State of New York.

     SECTION 9.08 THIRD PARTY BENEFICIARY. Each party hereto hereby acknowledges that the Purchaser may assign all or any portion of its rights under this Agreement and that such assignees may (except as otherwise agreed to by such assignees) further assign their rights under this

Agreement, and the Seller hereby consents to any such assignments. All such assignees, including parties to the Finance Agreement in the case of assignment to such parties, shall be third party beneficiaries of, and shall be entitled to enforce the Purchaser's rights and remedies under, this Agreement to the same extent as if they were parties thereto, except to the extent specifically limited under the terms of their assignment.

     SECTION 9.09 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



SELLER:                       UNITED SECURITY SYSTEMS, INC.


                              By:  /S/ Robert L. May
                                 --------------------------------------
                              Title:
                                    -----------------------------------
                              Address:  11-H Princess Road
                                        Lawrenceville, NJ 08648

                              Attention:     President

                              Facsimile No.:  (609) 896-3535


PURCHASER:                    RESPONSE ACQUISITION CORP.


                              By: /s/ Richard M. Brooks
                                 --------------------------------------
                              Title:
                                    -----------------------------------
                              Address:  11-K Princess Road
                                        Lawrenceville, NJ 08648

                              Attention:     President

                              Facsimile No.: (609) 896-3535